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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the inclusion in the Registration Statement on Form S-4 of First Farmers and Merchants Corporation, of our report on the statements of financial condition of Farmers & Merchants Bank of White Bluff as of December 31, 1997, 1996, and 1995, and the related statements of income, shareholders' equity, and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.



                                                   /s/  MARLIN & EDMONDSON, P.C.

Nashville, Tennessee

December 17, 1998